As filed with the Securities and Exchange Commission on August 23, 1996
                                                  Registration No. 333-
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                              13-3591193
    (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                     Number)

                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip code)

                       Insignia 1992 Stock Incentive Plan
                            (Full Title of the Plan)

                               John K. Lines, Esq.
                          General Counsel and Secretary
                         Insignia Financial Group, Inc.
                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                        _________________________________

                                   Copies to:
                             Arnold S. Jacobs, Esq.
                      Proskauer Rose Goetz & Mendelsohn LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                        _________________________________


                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of securities      Amount to be     Proposed maximum  Proposed maximum      Amount of
be registered             registered       offering price   aggregate offering   registration
                                             per share           price              fee(1)
Class A Common
Stock, par value       1,565,900 shares      $18.0787       $ 28,309,381.26      $ 9,761.86(2)
$0.01 per share          434,100 shares      $25.75(2)      $ 11,178,075.00      $ 3,854.51(2)
                         -------                                               ------------
                       2,000,000 shares                                Total     $13,616.37(2)
================================================================================

(1) Pursuant to General Instruction E to Form S-8, a filing fee is only being pa d with respect to the registration of these additional securities. Registration Statements on Form S-8 have previously been filed (Registration Nos. 33-55278 and 33-82414) for the existing securities under the Insignia 1992 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 with respect to 1,565,900 shares and pursuant to Rule 457(c) as to 434,100 shares. The awards granted under the Plan relating to the 1,565,900 shares have varying exercise prices ranging up to $28.50 per share, with an average price of $18.0787 per share.


     Explanatory Note: This Registration Statement is filed in accordance with General Instruction E to Form S-8. It reflects the additional registration of 2,000,000 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of Insignia Financial Group, Inc. ("Insignia") which may be issued upon exercise of options and restricted share awards granted and to be granted pursuant to Insignia's 1992 Stock Incentive Plan (the "Plan"). Insignia initially registered 666,666 shares of Common Stock (after giving effect to a one-for-three reverse stock split effected on August 1, 1993 and a two-for- one stock split effected on January 15, 1996) to be issued under the Plan on a Registration Statement on Form S-8, Registration No. 33-55278, filed with the Securities and Exchange Commission (the "Commission") on December 2, 1992. Insignia subsequently registered an additional 2,000,000 shares of Common Stock (after giving effect to the stock split effected on January 15, 1996) to be issued under the Plan on a Registration Statement on Form S-8, Registration No. 33-82414, filed with the Commission on August 4, 1994. The contents of such prior Registration Statements are incorporated herein by reference. Filed as an exhibit to this Registration Statement is the Plan, as amended and restated to reflect the increase in the number of shares which may be issued under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Item 8.  Exhibits.
      -------  ---------

     4.1  Insignia   1992  Stock   Incentive   Plan,  as  amended  and  restated
          (incorporated by reference to Exhibit B to Insignia Financial Group, Inc. Proxy Statement dated April 22, 1996)

     5    Opinion of Proskauer Rose Goetz & Mendelsohn LLP.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Proskauer  Rose Goetz & Mendelsohn LLP (included in Exhibit
          5).

     24   Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 22nd day of August, 1996.

                                          INSIGNIA FINANCIAL GROUP, INC.

                                          By:  /s/ Ronald Uretta
                                          ----------------------
                                               Ronald Uretta
                                               Chief Operating Officer and
                                               Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures              Title                            Date

/s/                     President, Chief Executive
   Andrew L. Farkas     Officer and Director
                        (Principal Executive Officer)

/s/ James A. Aston*         Chief Financial Officer      August 22, 1996
- -----------------------     (Principal Financial and
    James A. Aston          Accounting Officer)

 /s/ Robert J. Denison*     Director                      August 22, 1996
 -----------------------
     Robert J. Denison

 /s/ Robin L. Farkas*       Director                      August 22, 1996
______________________
     Robin L. Farkas

/s/ Merril M. Halpern*      Director                      August 22, 1996
- -----------------------
    Merril M. Halpern

 /s/ John F. Jacques*       Director                      August 22, 1996
 ----------------------
     John F. Jacques

 /s/                        Director
     Robert G. Koen

 /s/ Michael I. Lipstein*   Director                      August 22, 1996
 -----------------------
    Michael I. Lipstein

   Signatures              Title                            Date

 /s/ Buck Mickel*          Director                    August 22, 1996
 ---------------------
     Buck Mickel

*By /s/ James A. Aston                                 August 22, 1996
- -----------------------
     James A. Aston
     Attorney-in-fact

                                                                     EXHIBIT 5


                                 [Letterhead]





                                                            August 22, 1996




Insignia Financial Group, Inc.
One Insignia Financial Plaza
Greenville, SC  29602

Dear Sirs:

     We are acting as counsel to Insignia Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), relating to the registration of 2,000,000 shares (the "Shares") of Class A Common Stock, par value $0.01 per share, of the Company. The Shares are issuable by the Company upon exercise of certain stock options and restricted share awards granted or to be granted pursuant to the Company's 1992 Stock Incentive Plan, as amended (the "Plan").

     We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and certificates of public officials and of representatives of the Company, and have made such investigation of law and fact as we have deemed appropriate for purposes of this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan pursuant to restricted share awards or upon exercise of stock options (against payment of the exercise price thereunder), granted or to be granted pursuant to the Plan, will be, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    Proskauer Rose Goetz & Mendelsohn LLP


                                    By:  /s/ Allan R. Williams
                                    --------------------------------------

                                                                  Exhibit 23.1


                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Incentive Plan of Insignia Financial Group, Inc. for the registration of 2,000,000 shares of Class A Common Stock of our report dated February 21, 1996, with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



Greenville, South Carolina                            ERNST & YOUNG LLP
August 21, 1996

                                                                    Exhibit 24


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew L. Farkas, James A. Aston and John F. Jacques, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Insignia Financial Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Class A Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Dated August 22, 1996


                                                /s/ John F. Jacques
                                                -------------------
Andrew L. Farkas                                John F. Jacques


/s/ James A. Aston
- -------------------
James A. Aston                                   Robert G. Koen


/s/ Robin L. Farkas                             /s/ Buck Mickel
___________________                             ---------------
Robin L. Farkas                                 Buck Mickel


/s/ Merril M. Halpern                           /s/ Robert J. Denison
- ------------------------                        -----------------------------
Merril M. Halpern                               Robert J. Denison


/s/ Michael I. Lipstein
- -----------------------
Michael I. Lipstein